EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement"), made as of March 23, 2002, is entered into by Interstate General Company, L.P. ("IGC"), a Delaware limited partnership with its principal place of business at Two West Washington Street, Middleburg, Virginia 20118, and Mark Augenblick ("Augenblick").

W I T N E S S E T H

WHEREAS, IGC desires to employ Augenblick and Augenblick desires to be employed by IGC on the terms hereinafter set forth; and

WHEREAS, IGC and Augenblick entered into an employment agreement effective November 23, 1998, providing for employment for a term of four years unless sooner terminated ("1998 Agreement").

NOW, THEREFORE, in consideration of the undertakings of the parties as hereafter set forth which each of the parties hereto acknowledges to the other constitute good and sufficient legal consideration binding them to the terms hereof, the parties agree as follows:

    1998 Agreement. This Agreement incorporates in full the terms of the 1998 Agreement except as hereinafter provided. All references in the previous agreement to American Family Homes, Inc. and/or AFH, Equus Gaming Company L.P. and Equus Management Company are deleted.

  Term of Employment. Augenblick's employment under this Agreement shall commence March 23, 2002, and will continue thereafter year-to-year on a calendar year basis unless sooner terminated by notice given not later than 30 days before the end of each calendar year (effective January 1 of the following calendar year) by Augenblick to IGC or by IGC to Augenblick. Such notice by IGC to Augenblick shall require the affirmative vote of a majority of Interstate General Management Corporation's ("IGMC") directors. The first paragraph of Section II of the 1998 Agreement is hereby deleted as are Paragraphs C and D thereof.

  Location of Employment. Augenblick shall have an executive office at the offices of IGC in Middleburg, Virginia, or at such other facility as IGC shall choose for its executive office. Section IV of the 1998 Agreement is hereby deleted.

  Salary and Other Compensation. IGC shall pay Augenblick for his services under this Agreement an annual salary of $430,000 payable in arrears in monthly or semi-monthly installments in accordance with IGC's then existing payroll practice for executive employees. In addition, Augenblick shall receive $5,000 per calendar quarter for his services as a member of the Board of Directors of IGMC. Paragraph A of Section VI of the 1998 Agreement is hereby deleted.

Change of Address. Section XVI of the 1998 Agreement shall be amended by substituting Two West Washington Street, Middleburg, Virginia, 20118, for the address therein for IGC.

Continuing Effect of 1998 Agreement. Except as herein amended or provisions deleted, the 1998 Agreement will continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement effective March 23, 2002.

INTERSTATE GENERAL COMPANY L.P.

By: Interstate General Management Corporation, General Partner

Date: January 6, 2003	By: /s/ James J. Wilson

MARK AUGENBLICK

Date: January 6, 2003	By: /s/ Mark Augenblick

The following reaffirm their obligations under the 1998 Agreement in order to induce Mark Augenblick to enter into this Employment Agreement:

INTERSTATE WASTE TECHNOLOGIES, INC.

Date: January 6, 2003	By: /s/ Paul Dillon, Vice President / Treasurer

CARIBE WASTE TECHNOLOGIES, INC.

Date: January 6, 2003	By: /s/ Paul Dillon, Vice President / Treasurer

Interstate Business Corporation ("IBC"), a Delaware corporation hereby unconditionally guarantees the performance of the obligations of each of IGC, IWT and CWT under this Employment Agreement:

INTERSTATE BUSINESS CORPORATION

Date: January 6, 2003	By: /s/ J. Michael Wilson, President